UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
RXi Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-8099512 (I.R.S. Employer Identification No.)

60 Prescott Street Worcester, MA (Address of principal executive offices)	01605 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X].	If this form relates to the registration a class of securities pursuant to Section 12(g) of the exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ].
Securities Act registration statement file number to which this form relates: 333-147009
Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Explanatory Note
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURE

Explanatory Note
     This Amendment No. 1 amends the Registration Statement on Form 8-A initially filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2008 by RXi Pharmaceuticals Corporation (the “REGISTRANT”). The purpose of this Amendment No. 1 is to amend the name of the exchange on which the Securities (as described in more detail below) of the Registrant are to be listed, as specified on the cover page hereof.
Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the common stock, par value $0.0001 per share, of the Registrant to be registered hereunder (the “SECURITIES”), reference is made to the information set forth under the caption “Description of Capital Stock” in each of the prospectuses that constitute a part of the Registrant’s registration statement on Form S-1 originally filed on October 30, 2007 (the “INITIAL S-1”) with the SEC (File No 333-147009), as amended on November 19, 2007, January 10, 2008 and February 1, 2008, respectively, and as may be further amended from time to time, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes a description of the Securities to be registered hereunder shall also be deemed to be incorporated by reference herein.
Item 2. Exhibits
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
RXI PHARMACEUTICALS CORPORATION

By:	/s/ Tod Woolf
Tod Woolf
President and Chief Executive Officer

Date: February 12, 2008